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Report of Independent Registered Public

 Accounting Firm

The Shareholders and Board of Directors

Principal Variable Contracts Fund, Inc.

In planning and performing our audit of the

financial statements of Principal Variable

Contracts Fund, Inc. as of and for the year ended

December 31, 2007, in accordance with the

standards of the Public Company Accounting

Oversight Board (United States), we considered

its internal control over financial reporting,

including control activities for safeguarding

securities, as a basis for designing our auditing

procedures for the purpose of expressing our

opinion on the financial statements and to comply

with the requirements of Form N-SAR, but not for

the purpose of expressing an opinion on the

effectiveness of Principal Variable Contracts

Fund, Inc.'s internal control over financial

reporting. Accordingly, we express no such

 opinion.

The management of Principal Variable Contracts

Fund, Inc. is responsible for establishing and

maintaining effective internal control over

financial reporting. In fulfilling this

responsibility, estimates and judgments by

management are required to assess the expected

benefits and related costs of controls. A

company's internal control over financial

reporting is a process designed to provide

reasonable assurance regarding the reliability of

financial reporting and the preparation of

financial statements for external purposes in

accordance with generally accepted accounting

principles. Such internal control includes

policies and procedures that provide reasonable

assurance regarding prevention or timely

detection of unauthorized acquisition, use or

disposition of a company's assets that could have

 a material effect on the financial statements.

Because of its inherent limitations, internal

control over financial reporting may not prevent

or detect misstatements. Also, projections of any

evaluation of effectiveness to future periods are

subject to the risk that controls may become

inadequate because of changes in conditions, or

that the degree of compliance with the policies

 or procedures may deteriorate.

A control deficiency exists when the design or

operation of a control does not allow management

or employees, in the normal course of performing

their assigned functions, to prevent or detect

misstatements on a timely basis. A significant

deficiency is a control deficiency, or

combination of control deficiencies, that

adversely affects the company's ability to

initiate, authorize, record, process or report

external financial data reliably in accordance

with generally accepted accounting principles

such that there is more than a remote likelihood

that a misstatement of the company's annual or

interim financial statements that is more than

inconsequential will not be prevented or

detected. A material weakness is a significant

deficiency, or combination of significant

deficiencies, that results in more than a remote

likelihood that a material misstatement of the

annual or interim financial statements will not

 be prevented or detected.

0801-0900095         A member firm of Ernst &

 Young Global Limited

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Our consideration of Principal Variable Contracts Fund, Inc.'s internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United

States). However, we noted no deficiencies in Principal Variable Contracts

Fund, Inc.'s internal control over financial reporting and its operation,

including controls for safeguarding securities, that we consider to be a material weakness as defined above as of December 31, 2007.

This report is intended solely for the information and use of management and the Board of Directors of Principal Variable Contracts Fund, Inc. and the

Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ Ernst & Young LLP

Des Moines, Iowa

February 20, 2008

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